UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 3, 2007

ARCHER-DANIELS-MIDLAND COMPANY
(Exact name of registrant as specified in its charter)

Delaware	1-44	41-0129150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4666 Faries Parkway Decatur, Illinois	62526
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (217) 424-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) The Board of Directors (the “Board”) of Archer-Daniels-Midland Company (the “Company”) announced that Chief Executive Officer and President Patricia A. Woertz has been elected Chairman of the Company’s Board. Ms. Woertz, who was named CEO and President in April 2006, succeeds G. Allen Andreas who resigned from the Board effective February 3, 2007. The Company issued a press release relating to these events which is furnished as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Effective on February 3, 2007, the Company’s Board approved amendments to Sections 1.4(c) and 1.9 of the Company’s Bylaws to provide that each director of the Company shall be elected by a majority of the votes cast with respect to the director at any stockholder meeting held for the election of directors, except for any stockholder meeting where the number of nominees exceeds the number of directors to be elected in which case plurality voting shall remain the standard. The full text of the Company’s Bylaws, as amended, is included as Exhibit 3(ii) to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits	The following exhibits are filed herewith:

3(ii)	Bylaws, as amended.

99	Press Release dated February 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER-DANIELS-MIDLAND COMPANY

Date: February 6, 2007	By	/s/ David J. Smith
David J. Smith Executive Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit	Description	Method of Filing
3(ii)	Bylaws, as amended	Filed Electronically
99	Press Release dated February 6, 2007	Filed Electronically